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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                               THE HOCKEY COMPANY

       The Hockey Company (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY to the Secretary of State of the State of Delaware that:

       FIRST: The Amended and Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on April 14, 1997, as amended by a certificate of amendment filed in the Office of the Secretary of State of Delaware on November 19, 1998, and as further amended by a certificate of amendment filed in the Office of the Secretary of State of Delaware on February 9, 1999, and as further amended by a certificate of amendment filed in the Office of the Secretary of State of Delaware on March 14, 2001.

       SECOND: The Certificate of Amendment and the Certificate of Designation are amended to extend the maturity date of the 13% Pay-In-Kind Preferred Stock stated in Section 6(a) of the Certificate of Designation of 13% Pay-In-Kind Preferred Stock of the Corporation attached as Exhibit A to the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Designation") and the Certificate of Designation, filed in the Office of the Secretary of State of Delaware on November 19, 1998, as follows:

       ""Maturity Date" means October 15, 2009."

       THIRD: This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation pursuant to Section 141 of the DGCL and by the consent of the holders of all of the outstanding shares of 13% Pay-In-Kind Preferred Stock of the Corporation pursuant to Section 228 of the DGCL and
Section 9(a) of the Certificate of Designation.

       FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.


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       IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of its Certificate of Incorporation to be executed by its duly authorized officer this 3rd day of April, 2002.


                                THE HOCKEY COMPANY



                                By: /s/ Matthew H. O'Toole
                                    --------------------------------------
                                    Name:  Matthew H. O'Toole
                                    Title: President and Chief Executive Officer